UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2004

IMCLONE SYSTEMS INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	0-19612	04-2834797
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Varick Street, 6th Floor

New York, New York 10014

(Address of Principal Executive Offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                                   Other Events and Required FD Disclosure.

On February 12, 2004, ImClone Systems Incorporated (the “Company”) announced that it had, on that day, submitted a CMC supplemental BLA (“sBLA”) for licensure of its manufacturing facility known as BB36.  The Company also reported that based on Prescription Drug User Fee Act (“PDUFA”) guidelines, the FDA had four months from the submission date (February 12, 2004) to take action on the sBLA.

The FDA recently has informed the Company that, for purposes of the PDUFA guidelines, the date the FDA recorded receipt of the sBLA was February 17, 2004.  Accordingly, the FDA deadline for acceptance of the Company’s sBLA for review is April 16, 2004, and the action date for the sBLA is June 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED

	By:	/s/ Clifford R. Saffron
Name: Clifford R. Saffron
Title: Senior Vice President and
General Counsel

Date: April 9, 2004